EXHIBIT 1




                             JOINT FILING AGREEMENT


         The undersigned hereby agree that the Statement on Schedule 13D, dated as of the date hereof ("Statement"), with respect to the common stock, par value $0.001 per share, of Voxcorp, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the
Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 23rd day of April, 2004.

                             Signature Pages Follow



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                                          SIXTH AVENUE ASSOCIATES LLC


                                          By:  /s/ Philip Kozloff
                                              ----------------------------------
                                              Name:  Philip Kozloff
                                              Title: Manager


                                          By:  /s/ James J. Ruddy
                                              ----------------------------------
                                              Name:  James J. Ruddy
                                              Title: Vice President


                                          THORN TREE MANAGEMENT LLC

                                          By:  SIXTH AVENUE ASSOCIATES LLC,
                                               Sole Member


                                               By:  /s/ Philip Kozloff
                                                  ------------------------------
                                                  Name:  Philip Kozloff
                                                  Title: Manager


                                               By:  /s/ James J. Ruddy
                                                  ------------------------------
                                                  Name:  James J. Ruddy
                                                  Title: Vice President


                                          DOROTHY D. EWESON


                                                 /s/ Dorothy D. Eweson
                                          --------------------------------------